UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  FEBRUARY 18, 2014

DNA PRECIOUS METALS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-178624	37-1640902
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

 9125 Pascal Gagnon, Suite 204, Saint Leonard, Quebec, Canada H1P 1Z4

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(514) 852-2111

REGISTRANT’S TELEPHONE NUMBER

Not Applicable

(FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

All correspondence to:
Tony J. Giuliano, CPA
Chief Financial Officer
DNA Precious Metals, Inc.
9125 Pascal Gagnon, Suite 204
Saint Leonard, Quebec, Canada H1P 1Z4
Office: (514) 852-2111
Fax: (514) 852-2221
Email: tony.giuliano@dnapreciousmetals.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

DNA Precious Metals, Inc., a Nevada corporation, is referred to herein as “we”, “our” or “us”.

Section 1 – Registrant’s Business and Operations

Item 5.02 Departure of Directors and Principal Officer; Nomination and Election of Directors; Appointment of Principal Officer.

Nomination and Election of Directors and Departure of Directors and Principal Officer:

On February 18, 2014, pursuant to a Shareholder Consent representing 66.9% of our outstanding common shares, 19 Consenting Shareholders nominated and accepted the following new directors:

a)	Tony J. Giuliano, Director (already serving as our Chief Financial Officer)
b)	Yves Gagnon, Director (already serving as our Vice President of Operations)

On February 19, 2014, our Board of Directors accepted the resignation of Ronald K. Mann as our President/Chief Executive Officer/Director.

On February 19, 2014, our Board of Directors accepted the resignation of Garfield (Gary) J. Last as our Director.

On February 20, 2014, our Board of Directors accepted the resignation of G.E. (Ted) Creber as our Director.

The above resignations were not in connection with any of our operations, policies or practices.

Nomination and Election of Director and Appointment of Principal Officer:

On February 21, 2014, our Board of Directors nominated and accepted James Chandik as our new Director. James Chandik also serves as our Executive Vice-President and Chief Operating Officer.

On February 21, 2014, the Board of Directors nominated and accepted Tony J. Giuliano as our Interim President and Interim Chief Executive Officer. Tony J. Giuliano also serves as our Chief Financial Officer.

Biographical Information

Yves Gagnon
Yves Gagnon, our Vice-President of Operations and our Director, is a geological engineer with a master degree in geochemistry from the Polytechnic School of the Montréal University (1983). He has been actively working for the last 35 years within the mining industry, recently acting as professional consultant developing junior companies in the process of becoming public through the startup of small mining/milling operations (Sep. 2009 to Feb. 2013). Prior to that, he was President/Chief Executive Officer of  C2C Inc., a public mining company involved in the startup of a gold mine in Ecuador (Jul. 2007 to Aug. 2009). Mr. Gagnon has expertise in exploration, in mining management and in environmental mine closure planning. He acted as president/director/manager or consultant for other public and private companies: Yorbeau Resources (1984-89), Géospex Sciences Inc. (1989-96), Espalau Corp. (1996-99), Abcourt Mines (2000-07) and Métanor Resources (2001-07). He managed multi-disciplinary teams of up to 400 peoples and multi-million dollar projects, both nationally and internationally.  He was instrumental in the discovery of the Bell Allard South copper-zinc deposit (for Noranda), in the return to life of the Bachelor Mining Complex (with Espalau and then with Métanor), and in the closure and reclaim of the Goldfields Mining Complex (for Barrick).

Tony J. Giuliano
Tony J. Giuliano, our Interim President/Interim Chief Executive Officer/Chief Financial Officer/Director, is an experienced financial executive having worked for several public companies listed in the United States and Canada. Recently, from October 2010-June 2012, Mr. Giuliano was the Chief Financial Officer for Sand Technology Inc., a U.S. public company involved in the development of specialized software. From October 2008-March 2010, Mr. Giuliano was Director of Finance for Unisource Canada Inc., the largest distributor of commercial printer paper in Canada, and from July 2006-April 2008, Mr. Giuliano was Chief Financial Officer of Avensys Corporation, a U.S. public company involved in the manufacture high-tech components for the telecommunications industry. Mr. Giuliano has been involved in all aspects of accounting, finance, taxation, mergers and acquisitions, international operations and ensuring SEC and Canadian regulatory compliance. Mr. Giuliano spent the first nine years of his career with Deloitte & Touche Canada, a major international accounting firm, in Montreal where he gained expertise with Canadian public companies operating in both the manufacturing and financial services sectors. Mr. Giuliano is a Certified Professional Accountant/Chartered Accountant and a member of the Quebec Order of Chartered Accountants since December 1982. He received a Diploma in Public Accountancy from McGill University in 1982 and a Bachelor of Commerce from Concordia University in 1979.

James Chandik
James Chandik has been our Executive Vice-President/Chief Operating Officer since March 15, 2013.  He was our Director from June 1, 2011 to August 12, 2013 and again as our Director beginning February 24, 2014.  Mr. Chandik received an Economic Degree from McGill University in 1977.  Since our inception until March 14, 2013, Mr. Chandik was our President/Chief Executive Officer.  Mr. Chandik has served as a General Manager for Disaster Kleenup Canada from February 2009 to April 2010 and prior to that position, he was the General Manager of Datacom Wireless Corporation from September 2004 to October 2008. Mr. Chandik also served as a Manager from 1997 to 2001, with Navigata Communications, Metaphor Communications, Axxent Communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2014

DNA PRECIOUS METALS, INC.

/s/ Tony J. Giuliano
By: Interim President and Interim Chief Executive Officer